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                                                                    Exhibit 10.2

                                 AMENDMENT NO. 3
                                       TO
                              AMENDED AND RESTATED
              SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AND AGREEMENT

                               FOR IRA B. LAMPERT


         This Amendment No. 3 (this "Amendment"), dated as of November 28, 2005, amends the Amended and Restated Supplemental Executive Retirement Plan and Agreement for Ira B. Lampert dated as of August 18, 2004, as amended to date (the "SERP"), by and between Concord Camera Corp. and Ira B. Lampert (the "Executive").

         WHEREAS, pursuant to Section 885(f) of the American Jobs Creation Act of 2004 Public Law 108-357 (the "Act"), the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), will be applicable to certain nonqualified deferred compensation plans, as defined in such Section 409A, with respect to amounts deferred after December 31, 2004;

         WHEREAS, amounts deferred on or prior to December 31, 2004 but not vested on such date will be subject to Section 409A;

         WHEREAS, amounts deferred and vested on or prior to December 31, 2004 will not be subject to Section 409A provided the plan under which the deferred amounts were made is not materially modified after October 3, 2004 ("Grandfathered Amounts");

         WHEREAS, on December 20, 2004, the United States Department of the Treasury and the Internal Revenue Service published Notice 2005-1 ("Notice 2005-1") to provide transitional guidance under Section 409A of the Code;

         WHEREAS, Notice 2005-1 permits an amendment of a plan on or prior to December 31, 2005 to provide for new payment elections with respect to amounts which are both subject to Section 409A and deferred prior to the election without being treated as a prohibited change under Section 409A in the form and timing of payments;

         WHEREAS, an amendment to a plan to provide for new payment elections with respect to Grandfathered Amounts that enhances the payment elections to which the Grandfathered Amounts were subject on October 3, 2004 will be treated as a material modification of the plan under which the Grandfathered Amounts were deferred and will cause the Grandfathered Amounts to be subject to Section 409A; and

         WHEREAS, the parties hereto desire to amend the SERP to provide for new payment elections with respect to the Grandfathered Amounts despite the fact that such amendment will cause the Grandfathered Amounts to become subject to
Section 409A.


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         NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree to the following:

         1. The SERP is hereby amended as of the date hereof to add the following new paragraph 10 to the end of Article X:

                  "10. Notwithstanding any other provision of this Plan and Agreement to the contrary, including, but not limited to paragraphs 1, 2, and 7 of Article V, the Executive shall be entitled, at any time prior to November 30, 2005, to make a new election and designation as to the commencement and form of payment for the balance in each Grandfathered Account (as such term is hereinafter defined) and such election shall be effective immediately; provided, however, no distribution with respect to an election made under this paragraph 10 shall be made prior to January 1, 2006. "Grandfathered Account" means an Account with a balance that was vested as of December 31, 2004. The provisions of paragraph 11, Article V of this Plan and Agreement shall not apply to any such election."

         2. Continued Effect. Except as hereby amended, the SERP shall remain in full force and effect including, but not limited to, the provisions applicable to 409A Accounts (as such term is defined in the SERP).

         3. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

CONCORD CAMERA CORP.


By:  /s/ Alan Schutzman                         /s/ Ira B. Lampert
     -------------------------                  --------------------------
      Name: Alan Schutzman                      Ira B. Lampert
      Title: SVP & General Counsel

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